Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-159495 on Form N-2 of our report dated July 20, 2009, relating to the financial statements of Trian Capital Corporation appearing in the Prospectus and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
July 20, 2009